Exhibit 99.1

Gregory J. Larson Executive Vice President 240.744.5120 Gee Lingberg Vice President 240.744.5275

 NEWS RELEASE

HOST HOTELS & RESORTS, INC. PROVIDES UPDATED GUIDANCE DUE TO THE EFFECTS OF HURRICANE SANDY

BETHESDA, MD; November 12, 2012 – Host Hotels & Resorts, Inc. (NYSE:HST) today announced that several of the Company’s properties in New York, Massachusetts, New Jersey, Maryland and Pennsylvania have reported some level of damage or power outage due to Hurricane Sandy; however, the Company is very pleased to report that there were no reported injuries to guests or staff. The Company also appreciates the exceptional teams at all of its east coast properties for their tremendous efforts during this storm. The most significant damage took place at the New York Marriott Downtown in lower Manhattan. This hotel was subject to an evacuation order from the city of New York, lost electrical power and steam service (used for heating), experienced water damage to its basement and lobby areas and was closed for 15 days. Electricity, steam and the damaged areas have been restored and the hotel reopened today. In addition, although the W New York, Union Square, the Sheraton Parsippany and the Gaithersburg Marriott Washingtonian Center did not suffer material damage, the hotels were closed due to the loss of power and/or steam for periods of time ranging from two to eight days. In addition to the impact in New York, the storm also affected markets throughout the Northeast and Mid-Atlantic, particularly in Washington, D.C. The reduction in demand in these regions was driven primarily by lower levels of transient business, although there were also a few group cancellations. The Company has begun the process of assessing and quantifying the damage amounts, both for property damage and business interruption.

Based on preliminary information regarding the impact of Hurricane Sandy and assuming no insurance recovery this year, the Company is revising its 2012 guidance as follows:

•	Comparable hotel RevPAR will increase 6.0% to 6.25%;
•	Total revenues under GAAP would increase 6.8% to 7.2%;
•	Total comparable hotel revenues would increase 5.0% to 5.4%;
•	Operating profit margins under GAAP would increase approximately 140 basis points to 160 basis points; and
•	Comparable hotel adjusted operating profit margins will increase approximately 120 basis points to 135 basis points.

Based upon these parameters, the Company estimates that its revised 2012 guidance is as follows:

•	earnings per diluted share should range from approximately $.13 to $.15;
•	net income should range from $100 million to $113 million;
•	NAREIT FFO per diluted share should be approximately $1.00 to $1.02;
•	Adjusted FFO per diluted share should be approximately $1.05 to $1.07; and

•	Adjusted EBITDA should be approximately $1,147 million to $1,160 million.

See the 2012 Forecast Schedules for other assumptions used in the forecasts and items that may affect forecasted results.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is an S&P 500 and Fortune 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 104 properties in the United States and 16 properties internationally totaling approximately 65,000 rooms. The Company also holds non-controlling interests in a joint venture in Europe that owns 14 hotels with approximately 4,400 rooms and a joint venture in Asia that owns one hotel with approximately 300 rooms in Australia and a minority interest in seven hotels with approximately 1,750 rooms in India, two in Bangalore and five that are in various stages of development in two cities. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, Le Méridien®, The Luxury Collection®, Hyatt®, Fairmont®, Four Seasons®, Hilton®, Swissôtel®, ibis®, Pullman®, and Novotel®* in the operation of properties in over 50 major markets worldwide. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include forecast results and are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to remain a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 12, 2012, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

2012 FORECAST INFORMATION	PAGE NO.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for 2012 Forecasts	3

Schedule of Comparable Hotel Adjusted Operating Profit Margin for 2012 Forecasts	4

Notes to Financial Information	5

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and

Adjusted Funds From Operations per Diluted Share for 2012 Forecasts (a)

(unaudited, in millions, except per share amounts)

	2012
	Low-end of range	High-end of range
Net income	$100	$113
Interest expense	372	372
Depreciation and amortization	687	687
Income taxes	21	21
Discontinued operations	2	2

EBITDA	1,182	1,195
Gain on dispositions	(48)	(48)
Acquisition costs	6	6
Amortization of deferred gains	(5)	(5)
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(4)
Pro rata Adjusted EBITDA of equity investments	32	32
Consolidated partnership adjustments:
Pro rata Adjusted EBITDA attributable to non-controlling partners in other consolidated partnerships	(16)	(16)

Adjusted EBITDA	$1,147	$1,160

	2012
	Low-end of range	High-end of range
Net income	$100	$113
Less: Net income attributable to non-controlling interests	(3)	(3)

Net income attributable to Host Inc.	97	110
Adjustments:
Gain on dispositions	(48)	(48)
Depreciation and amortization	685	685
Amortization of deferred gains	(5)	(5)
Partnership adjustments	14	14
FFO of non-controlling interests of Host LP	(11)	(11)

NAREIT FFO	732	745
Adjustments:
Acquisition costs	8	8
Loss on debt extinguishments	32	32
Loss attributable to non-controlling interests	(1)	(1)

Adjusted FFO	771	784
Adjustment for dilutive securities:
Assuming conversion of Exchangeable Senior Debentures	31	31

Diluted Adjusted FFO	$802	$815

Weighted average diluted shares – EPS	718.9	718.9
Weighted average diluted shares – NAREIT and Adjusted FFO (b)	760.6	760.6
Earnings per diluted share	$.13	$.15
NAREIT FFO per diluted share	$1.00	$1.02
Adjusted FFO per diluted share	$1.05	$1.07

(a)	The forecasts were based on the below assumptions:
•	Comparable hotel RevPAR will increase 6.0% to 6.25% for the low and high ends of the forecasted range, respectively.
•	Comparable hotel adjusted operating profit margins will increase 120 basis points to 135 basis points for the low and high ends of the forecasted range, respectively.
•	Interest expense includes approximately $33 million related to non-cash interest expense for exchangeable senior debentures, amortization of original issue discounts and deferred financing fees.
•	No insurance recovery in 2012 for property damage and business interruption for the effects of Hurricane Sandy.
•

We expect to spend approximately $165 million to $175 million on ROI/redevelopment capital expenditures, approximately $125 million to $135 million on acquisition expenditures and approximately $330 million to $340 million on renewal and replacement expenditures.

•

We expect to complete the sale of $300 million to $400 million of properties during the fourth quarter. However, due to uncertainty around the completion and timing of these transactions, we have not adjusted the forecast for any use of proceeds, gains on sale or adjusted the number of comparable properties.

(b)	The Adjusted FFO per diluted share includes 41 million shares for the dilution of exchangeable senior debentures.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for 2012 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	2012
	Low-end of range	High-end of range
Operating profit margin under GAAP (b)	8.0%	8.2%
Comparable hotel adjusted operating profit margin (c)	23.7%	23.85%

Comparable hotel sales
Room	$2,852	$2,858
Other	1,580	1,590

Comparable hotel sales (d)	4,432	4,448

Comparable hotel expenses
Rooms and other departmental costs	1,899	1,902
Management fees, ground rent and other costs	1,483	1,485

Comparable hotel expenses (e)	3,382	3,387

Comparable hotel adjusted operating profit	1,050	1,061
Non-comparable hotel results, net	171	171
Loss from hotels leased from HPT	(5)	(5)
Depreciation and amortization	(687)	(687)
Corporate and other expenses	(105)	(105)

Operating profit	$424	$435

(a)	Forecast comparable hotel results include the 104 hotels that were classified as comparable as of September 7, 2012. See “Comparable Hotel Operating Statistics” in Notes to Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2012. Also, see the notes to the “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and NAREIT and Adjusted Funds From Operations per Diluted Share for 2012 Forecasts” for other forecast assumptions and further discussion of our comparable hotel set.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	2012
	Low-end of range	High-end of range
Revenues	$5,282	$5,300
Non-comparable hotel revenues	(670)	(672)
Revenues for hotels leased from HPT	(231)	(231)
Hotel revenues for which we record rental income, net	51	51

Comparable hotel sales	$4,432	$4,448

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	2012
	Low-end of range	High-end of range
Operating costs and expenses	$4,858	$4,865
Non-comparable hotel and other expenses	(500)	(502)
Expenses for hotels leased from HPT	(236)	(236)
Hotel expenses for which we record rental income	52	52
Depreciation and amortization	(687)	(687)
Corporate and other expenses	(105)	(105)

Comparable hotel expenses	$3,382	$3,387

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

FORECASTS

Our forecast of earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, Adjusted EBITDA and comparable hotel adjusted operating profit margins are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: the recovery from Hurricane Sandy is ongoing and the effects on future hotel demand are difficult to quantify at this time based on the preliminary information available; potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR and margin growth; the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains on dispositions; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

COMPARABLE HOTEL OPERATING STATISTICS

To facilitate a year-to-year comparison of our operations, we present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and associated margins) for the periods included in this report on a comparable hotel basis. Because these statistics and operating results are for our hotel properties, they exclude results for our non-hotel properties and other real estate investments. We define our comparable hotels as properties:

(i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared; and

(ii) that have not sustained substantial property damage or business interruption, or undergone large-scale capital projects (as further defined below) during the reporting periods being compared.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large scale capital project that would cause a hotel to be excluded from our comparable hotel set is an extensive renovation of several core aspects of the hotel, such as rooms, meeting space, lobby, bars, restaurants and other public spaces. Both quantitative and qualitative factors are taken into consideration in determining if the renovation would cause a hotel to be removed from the comparable hotel set, including unusual or exceptional circumstances such as: a reduction or increase in room count, rebranding, a significant alteration of the business operations, or the closing of the hotel during the renovation.

We do not include an acquired hotel in our comparable hotel set until the operating results for that hotel have been included in our consolidated results for one full calendar year. For example, we acquired the Westin Chicago River North in August of 2010. The hotel was not included in our comparable hotels until January 1, 2012. Hotels that we sell are excluded from the comparable hotel set once the transaction has closed. Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption or commence a large-scale capital project. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after completion of the repair of the property damage or cessation of the business interruption, or the completion of large-scale capital projects, as applicable.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) Adjusted EBITDA and (iv) Comparable Hotel Operating Results. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities,

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding gains and losses from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation, amortization and impairments and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect our pro rata FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairments and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s complete understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•

Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs associated with the original issuance of the debt being redeemed or retired. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, is widely used by management in the annual budget process and for our compensation programs.

Adjusted EBITDA

Historically, management has adjusted EBITDA when evaluating the performance of Host Inc. and Host LP because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. Adjusted EBITDA also is a relevant measure in calculating certain credit ratios. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•

Real Estate Transactions – We exclude the effect of gains and losses, including the amortization of deferred gains, recorded on the disposition or acquisition of depreciable assets and property insurance gains in our consolidated statement of operations because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect the market value of real estate assets as noted above.

•

Equity Investment Adjustments – We exclude the equity in earnings (losses) of affiliates as presented in our consolidated statement of operations because it includes our pro rata portion of the depreciation, amortization and interest expense related to such investments, which are excluded from EBITDA. We include our pro rata share of the Adjusted EBITDA of our equity investments as we believe this reflects more accurately the performance of our investments. The pro rata Adjusted EBITDA of equity investments is defined as the EBITDA of our equity investments adjusted for any gains or losses on property transactions multiplied by our percentage ownership in the partnership or joint venture.

•

Consolidated Partnership Adjustments – We deduct the non-controlling partners’ pro rata share of Adjusted EBITDA of our consolidated partnerships as this reflects the non-controlling owners’ interest in the EBITDA of our consolidated partnerships. The pro rata Adjusted EBITDA of non-controlling partners is defined as the EBITDA of our consolidated partnerships adjusted for any gains or losses on property transactions multiplied by the non-controlling partners’ percentage ownership in the partnership or joint venture.

•

Cumulative Effect of a Change in Accounting Principle – Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges, which are based off of historical cost accounting values, are similar to gains and losses on dispositions and depreciation expense, both of which are excluded from EBITDA.

•

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the company.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, adjusted operating profit (and the related margin) and food and beverage adjusted profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.